EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael J. Murry, certify that:

1)           I have reviewed this annual report on Form 10-K/A of Merchants and Manufacturers Bancorporation, Inc.; and

2)           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  August 22, 2007

/s/ Michael J. Murry Michael J. Murry Chairman of the Board of Directors and Chief Executive Officer